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                                                                   EXHIBIT 10.33


                           AIRPLANE LEASING AGREEMENT

        This Airplane Leasing Agreement (the "Agreement") is entered into on February 15th, 1999, by and between CRL Network Services, Inc., a California corporation ("Customer"), and FBN Holding Corp., a Delaware corporation (the "Company").

                                    RECITALS

        Whereas, the Company has, from time to time, leased a Cessna Citation I aircraft, serial # 500-107, U.S. Registration N79RS (the "Airplane") owned by the Company to Customer for various transportation needs of Customer, and in return therefor, Customer has paid the Company's hourly lease rate as in effect from time-to-time;

        Whereas, the Company and Customer desire to set forth the terms and conditions of such arrangement in this Agreement;

        Now, therefore, in consideration of the foregoing recitals, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1. LEASE OF AIRPLANE. For so long as the Company shall own and operate the Airplane, and during such periods of time as the Airplane may be available for use as determined by the Company, the Company agrees to the non-exclusive lease of the Airplane to Customer on the terms and conditions set forth in this Agreement. If Customer desires to lease the Airplane, Customer shall contact the Company and inquire about its availability. If the Airplane is available during the period requested, the Company shall make the Airplane available to Customer. For such use, Customer shall pay to the Company the hourly rate that shall then be in effect for each hour that the Airplane in flight; provided, however, that such hourly rate shall be the lowest hourly rate offered by the Company to any third party (other than Customer) during the preceding three months. Subject to the proviso of the immediately preceding sentence, the Company may change the hourly rate upon thirty (30) days prior written notice to the Company. Any amounts due by Customer shall be paid within thirty (30) days following the completion of each use of the Airplane by Customer. The Company's lease of the Airplane shall be on an all inclusive "wet" basis, meaning that the hourly rate constitutes the entire payment to be made by Customer for its use of the Airplane and all gasoline used by Customer shall be supplied by the Company.

        2. TERMINATION. This Agreement may be terminated at any time by either party upon fifteen (15) days prior written notice to the other party.

        3. NO OBLIGATION ON CUSTOMER TO LEASE AIRPLANE. Nothing set forth herein shall create any obligation on the part of the Company to lease the Airplane. Without limiting the generality of the foregoing, the Company shall be free at any time to lease any other airplanes or arrange any other form of transportation it may elect in any and all circumstances. If

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Customer shall elect to lease the Airplane, Customer shall have no obligation to lease the Airplane for any minimum period of time.

        4. REPRESENTATIONS. Each party represents and warrants that this Agreement has been duly and validly executed and delivered by such party, and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with its terms.

        5. INSURANCE. The Company shall maintain at all times both hull and liability insurance coverage with respect to the Airplane in amounts customary for similar craft.

        6. INDEMNIFICATION. Customer shall indemnify the Company against any loss of or damage to the Airplane and any liability arising out of or in connection with Customer's negligence or misconduct in connection with the operation or use of the Airplane, reasonable wear and tear accepted.

        7. USE. Customer shall use the Airplane in conformance with all requirements of state and federal statutes and regulations, and in conformance with the limitations set forth in the insurance coverage described in Section 5 of this Agreement. Customer agrees to land the Airplane only at established airports except as a precautionary or emergency measure, and to allow only licensed and qualified pilots to fly the Airplane. Customer shall not pledge, loan, mortgage, sublet or part with the possession of the Airplane or permit any liens to be incurred upon the Airplane during the periods of time Customer that leases the Airplane pursuant to this Agreement.

        8. MAINTENANCE. During the periods of time that Customer leases the Airplane pursuant to this Agreement, Customer shall keep the Airplane in good condition. At the end of each lease period, Customer shall return the Airplane to the Company in as good a condition as when received, reasonable wear and tear excepted.

        9. DEFAULT. Upon material default of any of the conditions of this Agreement, the Company shall have the right to terminate this Agreement and to take possession of the Airplane without legal process wherever the Airplane may be found.

        10. DISPUTE RESOLUTION AND BINDING ARBITRATION. Customer and the Company agree that in the event a dispute arises concerning or relating to this Agreement, such dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall take place in Reno, Nevada, and both Customer and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with American Arbitration Association rules and procedures. Customer and the Company agree that the arbitration procedure provided for in this section will be the exclusive avenue of redress for any disputes relating to or arising from this Agreement, and that the award of the arbitrator shall be final and binding on both parties, and nonappealable. The arbitrator shall have discretion to award monetary and other damages, or no damages, and to fashion such other relief as the arbitrator deems appropriate. The arbitrator shall also have


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discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action under this provision.

        11.    MISCELLANEOUS.

               (a) Notices. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received): (i) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, forty-eight (48) hours after such deposit as registered or certified mail; (ii) if accepted by Federal Express or other nationally recognized courier in circumstances under which such service guarantees next business day delivery, to the address of the party to receive it as set forth below, on the next business day following being so sent; or (iii) if by telecopy, to the telecopier number set forth below, as of the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested) in the manner set forth above.

               To the Company:

               FBN HOLDING CO.
               BOX 8343INCLINE VILLAGE, NEVADA 89452
               Fax: 702-831-0510
               Attention: President

               To Customer:

               CRL Network Services, Inc.
               One Kearny Street
               San Francisco, California 94108
               Fax: (415) 392-9000
               Attention: Chief Financial Officer

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

               (b) Severability. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision (or any portion thereof) is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.


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               (c) Entire Agreement. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

               (d) Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

               (e) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Customer and the Company, and their respective successors and assigns.

               (f) Attorneys Fees. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

               (g) Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

               (h) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Nevada.

               (i) Further Assurances. Each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken, all appropriate actions, and to cause to take or to be taken, all things necessary, proper or advisable under applicable laws to effect the transactions contemplated by this Agreement.

               (j) Fees and Expenses. Each of the parties hereto shall bear its own fees and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.


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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

CUSTOMER:

CRL Network Services, Inc.

By:    /s/ James G. Couch
       ---------------------------
Name:  James G. Couch
Title: President & CEO

COMPANY:

FBN HOLDING CORP.

By:    /s/ James G. Couch
       ---------------------------
Name:  James G. Couch
Title: President


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